      As filed with the Securities and Exchange Commission on July 3, 1996

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              FRITZ COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                           94-3083515
  (State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification number)

         706 Mission Street, Suite 900, San Francisco, California 94103
               (Address of principal executive offices) (Zip Code)

               FRITZ COMPANIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                  Lynn C. Fritz
                              Fritz Companies, Inc.
         706 Mission Street, Suite 900, San Francisco, California 94103
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (415) 904-8360

                                    Copy to:
                              John F. Seegal, Esq.
                         Orrick, Herrington & Sutcliffe
                               400 Sansome Street
                      San Francisco, California 94111-3143

                         Calculation of Registration Fee

                                                                              Proposed
                                                   Proposed                   Maximum
Title of                                           Maximum                    Aggregate                 Amount of
Securities to             Amount to be             Offering Price             Offering                  Registration
be Registered             Registered               Per Share*                 Price*                    Fee*
Common Stock              100,000                  $33.25                     $3,325,000                $1,147.00
                          shares



* Estimated solely for the purpose of calculating the registration fee on the basis of $33.25 per share, the average of the high and low prices for the Common Stock on June 28, 1996 as reported by NASDAQ.


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
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Fritz Companies, Inc. (the "Company") filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.             DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.             INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.             INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article FIFTH of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

Article V of the Company's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

Section 145 of the DGCL makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.



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The Company has obtained officers, and directors' liability insurance which provides coverage against various types of liabilities, including liabilities which could arise under the Securities Act of 1933.

The Company has entered into indemnification agreements with each director and officer which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 7.             EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.             EXHIBITS

4.1        The Fritz Companies, Inc. Employee Stock Purchase Plan.

5.1        Opinion of Orrick, Herrington & Sutcliffe.

23.1       Consent of KPMG Peat Marwick LLP.

23.2       Consent of Orrick, Herrington & Sutcliffe is included in
           Exhibit 5.1.

24.1       Power of Attorney of Directors

ITEM 9.             UNDERTAKINGS

           (a)      The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)     To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                             (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



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
                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 28th day of June, 1996.

Fritz Companies, Inc.
    (Registrant)

    /s/ Lynn C. Fritz
- -----------------------------
        Lynn C. Fritz
    Chairman of the Board,
        President and
    Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        Signature                                            Title                              Date
Principal Executive Officer:

   /s/ Lynn C. Fritz
- -----------------------------
       Lynn C. Fritz                                     Chairman of the,                   June 28, 1996
                                                         Board, President
                                                         and Chief Executive
                                                         Officer

Principal Financial and Accounting
Officer:

  /s/ John H. Johung
- -----------------------------
      John H. Johung                                     Senior Vice                        June 28, 1996
                                                         President,
                                                         Chief Financial
                                                         Officer



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


Directors:

/s/  Lynn C. Fritz
- -----------------------------
     Lynn C. Fritz                                       Director                           June 28, 1996

/s/  James Gilleran
- -----------------------------
     James Gilleran                                      Director                           June 28, 1996

/s/  Ronald A. Marcillac
- -----------------------------
     Ronald A. Marcillac                                 Director                           June 28, 1996

/s/  Preston Martin
- -----------------------------
     Preston Martin                                      Director                           June 28, 1996

/s/  Dennis L. Pelino
- -----------------------------
     Dennis L. Pelino                                    Director                           June 28, 1996

*By:  /s/ Jan H. Raymond
- -----------------------------
          Jan H. Raymond
        Attorney-in-Fact

A majority of the members of the Board of Directors.



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                                  EXHIBIT INDEX

4.1      The Fritz Companies, Inc. Employee Stock Purchase Plan.

5.1      Opinion of Orrick, Herrington & Sutcliffe.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Orrick, Herrington & Sutcliffe is included in
         Exhibit 5.1.

24.1     Power of Attorney of Directors.



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